SUB-ITEM 77C: Submission of matter to a vote of security holders

(a) Date of meeting and whether it was an annual or special meeting:

	Members Entitled to Vote	Date of Meeting	Annual/Special Meeting
1	Members of the JNL/Mellon Capital S&P® 24 Fund	3/20/17	Special
2	Members of each of the Funds of JNL Variable Fund LLC (the "VF LLC")	6/22/17	Special

(b)	If a meeting involved the election of Directors, state the names of each director elected at the meeting and the names of all other directors now in office

Joint Special Meeting Held on June 22, 2017
Elected Manager	Manager Status at Time of Meeting
Michael Bouchard	Incumbent Independent Manager Nominee
Ellen Carnahan	Incumbent Independent Manager Nominee
William J. Crowley, Jr.	Incumbent Independent Manager Nominee
Michelle Engler	Incumbent Independent Manager Nominee
John Gillespie	Incumbent Independent Manager Nominee
Mark D. Nerud	Incumbent Interested Manager Nominee
William R. Rybak	Incumbent Independent Manager Nominee
Edward Wood	Incumbent Independent Manager Nominee
Patricia A. Woodworth	Incumbent Independent Manager Nominee
Eric O. Anyah	Independent Manager Nominee
Mark S. Wehrle	Independent Manager Nominee

Other Manager Now in Office:	Manager Status at Time of Meeting
Richard D. McLellan	Independent Manager retiring December 31, 2017

(c)	Describe each matter voted upon at the meeting and state the number of affirmative votes and the number of negative votes cast with respect to each matter:

	Special Meeting of Members of the JNL/Mellon Capital S&P® 24 Fund Held on March 20, 2017
1
To approve the Plan of Reorganization, adopted the VF LLC's Board of Managers, which provides for the reorganization of the JNL/Mellon Capital S&P® 24 Fund, a series of the VF LLC., into the JNL/Mellon Capital JNL 5 Fund, also a series of the VF LLC.

	Fund Name	Affirmative Votes	Negative Votes	Abstentions
	JNL/Mellon Capital S&P® 24 Fund	33,909,152.01	777,781.40	2,852,590.91

	Joint Special Meeting Held on June 22, 2017

1
All shareholders of the VF LLC: To vote on the election of the following eleven individuals as Managers of the VF LLC:  Michael Bouchard, Ellen Carnahan, William J. Crowley, Jr., Michelle Engler, John Gillespie, Mark D. Nerud, William R. Rybak, Edward Wood, Patricia A. Woodworth, Eric O. Anyah, and Mark S. Wehrle.

	Managers	Affirmative Votes	Votes Withheld
	Michael Bouchard	920,120,467.267	20,454,769.894
	Ellen Carnahan	921,684,784.905	18,890,452.256
	William J. Crowley, Jr.	920,018,843.104	20,556,394.057
	Michelle Engler	921,708,157.095	18,867,080.066
	John Gillespie	921,423,521.177	19,151,715.984
	Mark D. Nerud	921,590,816.658	18,984,420.503
	William R. Rybak	920,881,535.569	19,693,701.592
	Edward Wood	921,461,673.738	19,113,563.423
	Patricia A. Woodworth	922,040,996.068	18,534,241.093
	Eric O. Anyah	921,199,461.728	19,375,775.433
	Mark S. Wehrle	921,295,714.073	19,279,523.088

2	Members holding Class A Shares of each Fund of the VF LLC, voting separately: To approve an amended and restated Distribution Plan for the Class A shares of each Fund of the VF LLC.
	Fund Names	Affirmative Votes	Negative Votes	Abstentions
	JNL/Mellon Capital DowSM Index Fund	26,624,754.990	570,062.438	809,646.088
	JNL/Mellon Capital Global 30 Fund	13,537,856.302	143,152.189	211,164.829
	JNL/Mellon Capital Nasdaq® 100 Fund	75,890,093.363	2,155,377.437	962,121.647
	JNL/Mellon Capital S&P® SMid 60 Fund	75,637,680.367	1,502,625.489	1,206,693.355
	JNL/Mellon Capital JNL 5 Fund	252,999,638.867	7,119,122.137	5,845,531.160
	JNL/Mellon Capital Communications Sector Fund	8,511,923.774	131,356.639	45,726.041
	JNL/Mellon Capital Consumer Brands Sector Fund	49,356,550.164	1,157,155.563	365,027.828
	JNL/Mellon Capital Financial Sector Fund	98,936,434.702	1,267,151.364	932,970.123
	JNL/Mellon Capital Healthcare Sector Fund	106,907,411.807	1,879,546.122	1,029,701.628
	JNL/Mellon Capital Oil & Gas Sector Fund	61,269,526.576	1,453,779.401	729,304.102
	JNL/Mellon Capital Technology Sector Fund	136,286,277.377	2,476,774.764	1,443,182.482

(d)	Not Applicable.